Exhibit 4.30
Private and Confidential
Date 21 October 2009
STEALTHGAS INC.
as Borrower
-and-
DEUTSCHE BANK AG
FILIALE DEUTSCHLANDGESCHÄFT

SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement
dated 12 February 2008,
for a loan facility of up to USD40,250,000

Index

Clause		Page No
1	INTERPRETATION	1

2	AGREEMENT OF THE LENDER	1

3	CONDITIONS PRECEDENT	2

4	REPRESENTATIONS AND WARRANTIES	3

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER SECURITY DOCUMENTS	3

6	FURTHER ASSURANCES	4

7	FEES AND EXPENSES	5

8	NOTICES	5

9	SUPPLEMENTAL	5

10	LAW AND JURISDICTION	6

THIS SUPPLEMENTAL AGREEMENT is made on 21 October 2009
BETWEEN
(1)	STEALTHGAS INC. as Borrower (the “Borrower”); and

(2)	DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT as Lender (the “Lender”).
BACKGROUND
(A)	Pursuant to a loan agreement dated 12 February 2008 made between (i) the Borrower and (ii) the Lender as lender there is outstanding and owing to the Lender USD36,500,000.

(B)	The Borrower has made a request to the Lender to amend the said loan agreement.

(C)	This Agreement sets out the terms and conditions on which the Lender agrees at the request of the Borrower to amend the Loan Agreement.
IT IS AGREED as follows:
1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Conditions Satisfaction Date” means, the date on which the Lender shall have received all of the documents referred to in clause 3.1;

“Loan Agreement” means the Loan Agreement dated 12 February 2008 referred to in Recital (A); and

“Mortgage Addendum” means an addendum to the Mortgage, in such form as the Lender may require in its sole discretion.

1.3	Application of construction and Interpretation provisions of Loan Agreement. Clauses 1.2,1.3 and 1.4 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE LENDER

2.1	Agreement of the Lender. The Lender, relying upon each of the representations and warranties in Clause 4 and subject to Clause 3, agrees to amend the Loan Agreement as set out in Clauses 5.1 and 5.2 below with effect from the dates stated respectively in those Clauses.

2.2	Waiver. The Lender hereby waives the obligations of the Borrower set out in Clause 8.2 of the Loan Agreement until the earlier of (i) 20 October 2009 (or such other date as the Lender may agree in writing) and (ii) the Conditions Satisfaction Date.

3	CONDITIONS PRECEDENT

3.1	Conditions precedent. The conditions referred to in Clause 2.1 are that the Lender shall have received the following documents:

(a)	Corporate documents

Certified Copies of all documents which evidence or relate to the constitution of the Borrower and the Guarantor and its current corporate existence;

(b)	Corporate authorities
(i)	Certified Copies of resolutions of the directors of the Borrower and the Guarantor approving such of this Agreement and the Mortgage Addendum to which the Borrower or the Guarantor is a party and authorising the execution and delivery thereof and performance of the Borrower’s or the Guarantor’s obligations thereunder, additionally certified by an officer of the Borrower or the Guarantor as having been duly passed at a duly convened meeting of the directors of the Borrower or the Guarantor and not having been amended, modified or revoked and being in full force and effect; and

(ii)	originals of any powers of attorney issued by the Borrower and the Guarantor pursuant to such resolutions;
(c)	Certificate of incumbency

a list of directors and officers of the Borrower and the Guarantor specifying the names and positions of such persons, certified by an officer of the Borrower or the Guarantor to be true, complete and up to date;

(d)	Mortgage Addendum registration

evidence that the Mortgage Addendum has been duly registered against the Vessel in accordance with the laws of the Marshall Islands;

(e)	Laws of the Marshall Islands: opinion

an opinion of the Lender’s nominated special legal advisers in respect of the laws of the Marshall Islands;

(f)	London Agent

documentary evidence that the agent for service of process named in clause 18.2 of the Loan Agreement has accepted its appointment in respect of this Agreement;

(g)	Further opinions, etc

any further opinions, consents, agreements and documents in connection with this Agreement and the Security Documents which the Lender may request by notice to the Borrower;

(h)	Fees

evidence that all fees due and payable to the Lender have been paid in full;

(i)	Endorsement

the endorsement at the end of this Agreement signed by each Security Party (other than the Borrower).

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties. The Borrower represents and warrants to the Lender that the representations and warranties in Clause 7 of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER SECURITY DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the date of this Agreement the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:
(a)	by adding in Clause 1.2 thereof the definition of “Mortgage Addendum” as set out in Clause 1.2 of this Agreement;

(b)	by adding in the definition of “Approved Broker” after the words “AP Moeller of Copenhagen” the words “and (vi) Allied Shipbroking Inc. of Athens, Greece”;

(c)	by deleting the definition of “Margin” in Clause 1.2 thereof and replacing it with “Margin” means two per cent (2%) per annum”; and

(d)	by deleting from the first line of Clause 8.1.6 the words “accounts of the Guarantor and” and insert in the fifth line thereof after the word “half-year” the words “and unaudited accounts of the Guarantor in respect of each financial year, each”; and

(e)	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Clause 5.1 of this Agreement.
5.2	Specific amendments to Loan Agreement. With effect on and from the Conditions Satisfaction Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:
(a)	by adding at the end of the definition of “Mortgage” the words “,as amended by the Mortgage Addendum”;

(b)	by deleting the definition of “Required Security Amount” and replacing it with:

““Required Security Amount” means the amount in USD (as certified by the Lender) which is, at any relevant time (i) up to 30 September 2010 one hundred and five per cent (105%) of the Loan and (ii) thereafter one hundred and twenty five per cent (125%) of the Loan”; and

(c)	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Clause 5.2 of this Agreement.
5.3	Amendments to Security Documents. With effect on and from the date hereof each of the Security Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:
(a)	the definition of, and references throughout each of the Security Documents to, the Loan Agreement and any of the other Security Documents shall be construed as if the same referred to the Loan Agreement and those Security Documents as amended and supplemented by this Agreement;

(b)	by construing references throughout each of the Security Documents to “this Agreement” “this Deed”, “hereunder”and other like expressions as if the-same-referred to such Security Documents as amended and supplemented by this Agreement.
5.4	Security Documents to remain in full force and effect. The Security Documents shall remain in full force and effect as amended and supplemented by:
(a)	the amendments to the Security Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,
6	FURTHER ASSURANCES
6.1	Borrower’s obligation to execute further documents etc. The Borrower shall, and shall procure that any other party to any Security Document shall:
(a)	execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, specify,

(b)	effect any registration or notarisation, give any notice or take any other step, which the Lender may, by notice to the Borrower or other party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.
6.2	Purposes of further assurances. Those purposes are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement or any other Security Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.
6.3	Terms of further assurances. The Lender may specify the terms of any document to be executed by the Borrower or any other party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its interests.
6.4	Obligation to comply with notice. The Borrower shall comply with a notice under Clause 6.1 by the date specified in the notice.
6.5	Additional corporate action. At the same time as the Borrower or any other party delivers to the Lender any document executed under Clause 6.1(a), the Borrower or such other party shall also deliver to the Lender a certificate signed by 1 of the Borrower’s or that other party’s directors which shall:
(a)	set out the text of a resolution of the Borrower’s or that other party’s directors specifically authorising the execution of the document specified by the Lender, and

(b)	state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower’s or that other party’s articles of association or other constitutional documents.
7	FEES AND EXPENSES
7.1	Expenses The provisions of Clause 5 (Fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
7.2	Fee. The Borrower shall pay to the Lender, on the date of this Agreement, an arrangement fee of USD25,000.
8	NOTICES
8.1	General. The provisions of Clause 16 (Notices and other matters) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
9	SUPPLEMENTAL
9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.
10	LAW AND JURISDICTION
10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.
10.2	Incorporation of the Loan Agreement provisions. The provisions of Clause 18 (Governing Law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

COUNTERSIGNED this      day of October 2009 by the following parties who, by executing the same confirm and acknowledge that they have read and understood the terms and conditions of the above Supplemental Agreement, that they agree in all respects to the same and that the Security Documents to which they are respectively a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement, as amended by the above Supplemental Agreement, and they hereby reaffirm the Security Documents to which they are respectively a party as the same is amended by the above Supplemental Agreement.

duly authorized on behalf of
MR ROI INC.

duly authorized on behalf of
NAVIG8 FAITH CORPORATION